100 NE Adams Street
Peoria, Illinois 61629

May 22, 2015

Dear Caterpillar Stockholder:

We have previously sent you proxy material for the Annual Meeting of Caterpillar Inc. to be held on June 10, 2015.  Your Board of Directors recommends that you vote FOR proposals 1, 2 and 3, and AGAINST proposals 4 through 7.

Your vote is important -- please vote your proxy TODAY by telephone, via the Internet, or by signing and returning the enclosed proxy card.

Even if you believe you have already voted, we encourage you to vote now to ensure your vote has been validly cast and is counted at the meeting.  Your vote will only be counted once.

Thank you for your participation.

Very truly yours,
Christopher M. Reitz
Corporate Secretary

IMPORTANT NOTE:

Remember, you can vote by telephone or via the Internet --
simply follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE at 1-877-687-1865.